UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2014
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, the Board of Directors (the “Board”) of Highlands Bankshares, Inc. (the “Company”) appointed Samuel L. Neese as a new director of the Company, effective immediately.  Mr. Neese is the Executive Vice President and Chief Executive Officer of the Company.

Mr. Neese has not yet been named to any committees of the Company. Mr. Neese also serves on the Board of Directors of the Company’s wholly-owned subsidiary, Highlands Union Bank (the “Bank”), and is a member of the Bank’s Loan Committee and Compliance / Oversight Committee.

As a member of the Bank’s Board of Directors, Mr. Neese receives the standard compensation of an annual retainer and monthly board fees as other board members. Mr. Neese will receive no additional compensation for being appointed as a director of the Company’s board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)
Date: January 2, 2015	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer